Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL ANNOUNCES FOURTH QUARTER AND FISCAL 2020 RESULTS

DALLAS, Texas, (March 15, 2021) - Hallmark Financial Services, Inc. (“Hallmark Financial”) (NASDAQ: HALL) today announced financial results for the fourth quarter and fiscal year ended December 31, 2020.

	Fourth Quarter		Fiscal Year
$ in millions:	2020	2019	2020	2019
Net Loss	$(6.0)	$(34.0)	$(91.7)	$(0.6)
Operating Loss (1)	$(10.0)	$(36.5)	$(10.7)	$(16.9)

$per diluted share:
Net Loss	$(0.33)	$(1.87)	$(5.05)	$(0.03)
Operating Loss (1)	$(0.55)	$(2.01)	$(0.59)	$(0.93)

(1)	See “Non-GAAP Financial Measures” below

Highlights:

●	Net loss of $6.0 million in the fourth quarter was primarily due to adverse prior year reserve development ($25.0 million pre-tax). The adverse prior year reserve development was driven by $21.8 million from our Specialty Commercial Segment which was comprised mostly of $19.0 million from our Commercial Auto business unit.

●	Hallmark Financial continued to achieve substantial rate increases, particularly in the Specialty Commercial Segment, with increases for this business averaging 20% for the quarter and 19% for the fiscal year.

●	Gross premiums written decreased 24% compared to the prior year quarter ended December 31, 2019 and 12% compared to prior year. Excluding premiums from the exited binding primary commercial auto business, gross premiums written would have decreased 15% in the quarter and decreased 2% for the year, relative to the same prior year periods. (See “Non-GAAP Financial Measures” below).

●	There were $0.8 million of net catastrophe losses in the fourth quarter, or 0.6 points of the net combined ratio, and $23.1 million for the year, or 4.8 points of the net combined ratio. The fiscal year amount includes net loss and LAE reserves of $5.0 million related to novel coronavirus (“COVID-19”) pandemic claims.

Fourth Quarter and Fiscal Year 2020 Financial Review

	Fourth Quarter			Fiscal Year
($ in thousands)	2020	2019	% Change	2020	2019	% Change

Gross premiums written	161,671	214,101	-24%	743,368	843,831	-12%
Net premiums written	87,370	127,533	-31%	438,973	496,552	-12%
Net premiums earned	112,709	118,849	-5%	481,798	436,877	10%
Investment income, net of expenses	2,606	5,031	-48%	12,920	20,604	-37%
Investment gains (losses), net (1)	5,005	3,206	56%	(22,894)	20,618	-211%
Net loss	(6,042)	(33,966)	82%	(91,655)	(625)	-14565%
Operating loss (2)	(9,996)	(36,499)	73%	(10,703)	(16,913)	37%
Net loss per share - basic	$(0.33)	$(1.87)	82%	$(5.05)	$(0.03)	-16,733%
Net loss per share - diluted	$(0.33)	$(1.87)	82%	$(5.05)	$(0.03)	-16,733%
Operating loss per share - diluted (2)	$(0.55)	$(2.01)	73%	$(0.59)	$(0.93)	37%
Book value per share	$9.42	$14.53	-35%	$9.42	$14.53	-35%

(1)	For fiscal year 2020, includes $1.7 million of other-than-temporary impairment.
(2)	See “Non-GAAP Financial Measures” below

Gross Premiums Written

Hallmark Financial’s gross premiums written were $161.7 million and $743.4 million during the three months and fiscal year ended December 31, 2020, respectively, representing a decrease of 24% and 12%, respectively, from the $214.1 million and $843.8 million in gross premiums written for the same periods in 2019.

Net Premiums Written

Hallmark Financial’s net premiums written were $87.4 million and $439.0 million during the three months and fiscal year ended December 31, 2020, respectively, representing a decrease of 31% and 12%, respectively, from the $127.5 million and $496.6 million in net premiums written for the same periods of 2019.

Net Premiums Earned

Hallmark Financial’s net premiums earned were $112.7 million and $481.8 million for the three months and fiscal year ended December 31, 2020, respectively, representing a 5% decrease and a 10% increase, respectively, from the $118.8 million and $436.9 million in net premiums earned for the same periods in 2019.

Investments

Net investment income was $2.6 million and $12.9 million during the three months and fiscal year ended December 31, 2020, respectively, as compared to $5.0 million and $20.6 million during the same periods in 2019.  The declines in net investment income were primarily due to lower interest rates in 2020 compared to the prior year and an increase in the proportion of short-term investments held relative to longer maturity investments.

Net investment gains were $5.0 million for the three months ended December 31, 2020 as compared to net investment gains of $3.2 million for the same period the prior year.  Net investment losses were $22.9 million for the fiscal year ended December 31, 2020 as compared to net investment gains of $20.6 million for the prior year.  Net investment losses for the fiscal year ended December 31, 2020 included $1.7 million of other-than-temporary impairments reported during the third quarter comprised solely of secured obligations of American Airlines, Inc. maturing in 2022 and 2023 that have since recovered to market prices in excess of 90% of par value.  The remaining net investment losses in fiscal 2020 were primarily due to sales of long-held equity securities in the first quarter of 2020 during the market decline associated with the COVID-19 pandemic. These sales were a management decision to reallocate capital supporting the investment portfolio to insurance underwriting operations and were not reflective of investment views regarding the future prospects for the securities.

Hallmark Financial held fixed-income securities of $507.3 million at December 31, 2020, with a tax equivalent book yield of 2.7% compared to 3.2% as of December 31, 2019.  Hallmark Financial currently maintains a cautious interest rate risk position represented by a short portfolio duration. As of December 31, 2020, the fixed-income portfolio had an average modified duration of 0.8 years and 91% of the securities had remaining time to maturity of five years or less.

Hallmark Financial held total investments of $536.7 million at December 31, 2020, with 5% of the investment portfolio invested in equity securities.  Total investments, cash and cash equivalents, and restricted cash were $645.0 million, or $35.55 per share, equivalent to 3.8 times book value per share of $9.42.  Of this amount, total cash, cash equivalents and near-cash securities were $287.4 million, including cash and cash equivalents of $108.3 million, U.S. Treasury Bills with maturities of three months or less when purchased of $137.1 million and short-term investments in U.S. Treasury Notes with maturities less than 14 months of $42.0 million.

Pre-Tax Loss

Hallmark Financial had a pre-tax loss of $12.9 million for the three months ended December 31, 2020, as compared to a pre-tax loss of $43.1 million reported during the same period in 2019.  The improvement in pre-tax results for the three months ended December 31, 2020 was predominately driven by lower unfavorable prior year net loss reserve development of $25.0 million as compared to $53.1 million for the same period the prior year.

Hallmark Financial had a pre-tax loss of $114.2 million for the fiscal year ended December 31, 2020, as compared to a pre-tax loss of $1.0 million reported during 2019.  The decline in pre-tax results for the fiscal year ended December 31, 2020 was predominately driven by the impairment of goodwill and other intangible assets of $46.0 million, net investment losses of $22.9 million as compared to net investment gains of $20.6 million reported during 2019, a $21.7 million charge for a loss portfolio transfer reinsurance contract that closed during the third quarter of 2020, unfavorable prior year net loss reserve development of $58.3 million as compared to $60.9 million reported for the prior year and net catastrophe losses of $23.1 million as compared to $5.3 million for the prior year.

Loss and Loss Adjustment Expenses (“LAE”) and Net Combined Ratios

Hallmark Financial reported a net combined ratio of 110.7% for the fiscal year ended December 31, 2020, as compared to 108.0% for 2019.  During the first quarter of 2020, the Company announced its decision to exit the binding primary automobile business.  The year-to-date combined ratio was negatively impacted by 12.4 points from this discontinued line of business, which included the $21.7 million cost of a loss portfolio transfer reinsurance agreement reported as losses and LAE.

Losses and LAE for the fiscal year ended December 31, 2020 increased $50.7 million as compared to the prior year due primarily to the $21.7 million charge for the loss portfolio transfer reinsurance contract during the third quarter of 2020, increased net premiums earned and increased net catastrophe losses, partially offset by decreased unfavorable prior year reserve development.  Hallmark Financial reported $58.3 million of net unfavorable prior year loss reserve development during the fiscal year ended December 31, 2020 as compared to net unfavorable prior year loss reserve development of $60.9 million during the prior year.  Hallmark Financial also reported $23.1 million of net catastrophe losses during the fiscal year ended December 31, 2020 as compared to $5.3 million during the prior year.

Hallmark Financial had a net loss ratio of 89.0% and 85.7%, respectively, for the three months and fiscal year ended December 31, 2020 as compared to 118.1% and 82.9%, respectively, reported during the same periods in 2019.  The charge for the loss portfolio reinsurance contract contributed 4.5 points to the net loss ratio for the fiscal year ended December 31, 2020.  Catastrophe losses contributed 0.7 points and 4.8 points, respectively, to the net loss ratio for the three months and fiscal year ended December 31, 2020, as compared to 0.6 points and 1.2 points, respectively, for the same periods of the prior year.  Included in the 2020 net catastrophe losses for the fiscal year ended December 31, 2020 are $5.0 million of net reserves for COVID-19 claims that contributed 1.0 points to the total net loss ratio.  Net unfavorable prior year loss reserve development contributed 22.2 points and 12.1 points, respectively, to the net loss ratio for the three months and fiscal year ended December 31, 2020, as compared to 44.7 points and 13.9 points, respectively, for the same periods of the prior year.  The following table shows the components impacting the reported 2020 losses and LAE and net loss ratio as compared to 2019 and the underlying current accident year loss ratio results excluding catastrophe losses and the charge for the loss portfolio transfer included in losses and LAE.

	Fiscal Year
	2020		2019
	Amount	Loss Ratio	Amount	Loss Ratio
Net Premiums Earned	481,798		436,877

Reported Incurred Losses and LAE	412,851	85.7%	362,165	82.9%
Prior Year Reserve Development	(58,288)	-12.1%	(60,900)	-13.9%
Loss Portfolio Transfer Cost	(21,700)	-4.5%	-	0.0%
Accident Year Loss and LAE	332,863	69.1%	301,265	69.0%
Catastrophe Losses	(23,050)	-4.8%	(5,289)	-1.2%
Accident Year Loss and LAE ex. CATS	309,813	64.3%	295,976	67.8%
Net Expense Ratio		25.0%		25.1%
Accident Year CR ex. CATS		89.3%		92.9%

The expense ratio was 27.8% and 25.0%, respectively, for the three months and fiscal year ended December 31, 2020 as compared to 23.3% and 25.1%, respectively, reported during the same periods in 2019.  The Company reported a net combined ratio of 116.8% and 110.7%, respectively, for the three months and fiscal year ended December 31, 2020 as compared to 141.4% and 108.0%, respectively, during the same periods in 2019.

Goodwill & Intangibles

In connection with its normal process for evaluating impairment triggering events during the first quarter of 2020, the Company determined that a significant decline in its market capitalization below its stockholders’ equity indicated the impairment of the goodwill and indefinite-lived intangible assets included in its balance sheet.  As a result, the Company took a $44.7 million charge to goodwill and a $1.3 million charge to indefinite-lived assets as of March 31, 2020.

Net Income

Hallmark Financial reported a net loss of $6.0 million and $91.7 million, respectively, for the three months and fiscal year ended December 31, 2020 as compared to a net loss of $34.0 million and $0.6 million for the three months and fiscal year ended December 31, 2019, respectively.

On a diluted basis per share, the Company reported a net loss of $0.33 per share and $5.05 per share, respectively, for the three months and fiscal year ended December 31, 2020 as compared to a net loss of $1.87 per share and $0.03 per share, respectively, for the three months and fiscal year ended December 31, 2019.

Book Value Per Share

Hallmark Financial reported book value of $9.42 per share as of December 31, 2020 as compared to $14.53 per share as of December 31, 2019.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”).  However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes.  However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements.  In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating loss and operating loss per share are calculated by excluding net investment gains and losses, impairment of goodwill and other intangible assets (“Impairments”) and the cost of the loss portfolio transfer transaction (“LPT”) entered into during the third quarter of 2020 from GAAP net income.  The Impairments and LPT are unusual and infrequent charges for the Company.  Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations.  Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share.  A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income (Loss)	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
Fourth Quarter 2020
Reported GAAP measures	$(12,853)	$(6,811)	$(6,042)	18,142	$(0.33)
Excluded investment (gains)/losses	$(5,005)	$(1,051)	$(3,954)	18,142	$(0.22)
Operating loss	$(17,858)	$(7,862)	$(9,996)	18,142	$(0.55)

Fourth Quarter 2019
Reported GAAP measures	$(43,094)	$(9,128)	$(33,966)	18,123	$(1.87)
Excluded investment (gains)/losses	$(3,206)	$(673)	$(2,533)	18,123	$(0.14)
Operating loss	$(46,300)	$(9,801)	$(36,499)	18,123	$(2.01)

Fiscal 2020
Reported GAAP measures	$(114,162)	$(22,507)	$(91,655)	18,137	$(5.05)
Excluded impairment of goodwill and other intangible assets	$45,996	$273	$45,723	18,137	$2.52
Excluded loss portfolio transfer cost included in Losses and LAE	$21,700	$4,557	$17,143	18,137	$0.95
Excluded investment (gains)/losses	$22,894	$4,808	$18,086	18,137	$0.99
Operating loss	$(23,572)	$(12,869)	$(10,703)	18,137	$(0.59)

Fiscal 2019
Reported GAAP measures	$(1,032)	$(407)	$(625)	18,107	$(0.03)
Excluded investment (gains)/losses	$(20,618)	$(4,330)	$(16,288)	18,107	$(0.90)
Operating loss	$(21,650)	$(4,737)	$(16,913)	18,107	$(0.93)

	Fourth Quarter			Fiscal Year
($ in thousands)	2020	2019	% Change	2020	2019	% Change
Reported gross premiums written	161,671	214,101	-24%	743,368	843,831	-12%
Less primary binding commercial auto	622	23,784	-97%	25,420	114,947	-78%
Gross premiums written excluding primary binding commercial auto	161,049	190,317	-15%	717,948	728,884	-2%

About Hallmark Financial

Hallmark Financial is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform.  With six insurance subsidiaries, Hallmark Financial markets, underwrites and services commercial and personal insurance in select markets.  Hallmark Financial is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol “HALL.”

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

David Webb Senior

Vice President, Corporate Development and Strategy

817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

	Dec. 31	Dec. 31
($ in thousands, except par value)	2020	2019
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $502,167 in 2020 and $569,498 in 2019)	$507,279	$574,279
Equity securities (cost: $26,988 in 2020 and $71,895 in 2019)	29,388	99,215
Other investment (cost: $-0- in 2020 and $3,763 in 2019)	-	2,169
Total investments	536,667	675,663
Cash and cash equivalents	102,580	53,336
Restricted cash	5,728	1,612
Ceded unearned premiums	138,926	164,221
Premiums receivable	120,332	148,288
Accounts receivable	5,967	4,286
Receivable for securities	913	12,581
Reinsurance recoverable	490,231	315,466
Deferred policy acquisition costs	17,840	22,994
Goodwill	-	44,695
Intangible assets, net	1,322	5,087
Federal income tax recoverable	25,642	8,995
Deferred federal income taxes, net	8,724	2,185
Prepaid expenses	2,648	2,603
Other assets	28,013	33,262
Total Assets	$1,485,533	$1,495,274
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance cost of $844 in 2020 and $942 in 2019)	$49,156	$49,058
Subordinated debt securities (less unamortized debt issuance cost of $795 in 2020 and $846 in 2019)	55,907	55,856
Reserves for unpaid losses and loss adjustment expenses	789,768	620,355
Unearned premiums	320,806	388,926
Reinsurance balances payable	46,700	59,274
Pension liability	1,859	1,388
Payable for securities	-	1,648
Accounts payable and other accrued expenses	50,415	55,487
Total Liabilities	1,314,611	1,231,992
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2020 and 2019	3,757	3,757
Additional paid-in capital	122,893	123,468
Retained earnings	68,915	160,570
Accumulated other comprehensive income	383	688
Treasury stock (2,730,673 shares in 2020 and 2,749,738 shares in 2019), at cost	(25,026)	(25,201)
Total Stockholders’ Equity	170,922	263,282
Total Liabilities & Stockholders' Equity	$1,485,533	$1,495,274

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended		Fiscal Year Ended
	December 31,		December 31,
($ in thousands, except per share amounts)	2020	2019	2020	2019
Gross premiums written	$161,671	$214,101	$743,368	$843,831
Ceded premiums written	(74,301)	(86,568)	(304,395)	(347,279)
Net premiums written	87,370	127,533	438,973	496,552
Change in unearned premiums	25,339	(8,684)	42,825	(59,675)
Net premiums earned	112,709	118,849	481,798	436,877

Investment income, net of expenses	2,606	5,031	12,920	20,604
Investment (losses) gains, net	5,005	3,206	(22,894)	20,618
Finance charges	1,217	1,717	5,705	7,026
Commission and fees	363	246	1,156	1,190
Other income	12	13	60	56
Total revenues	121,912	129,062	478,745	486,371

Losses and loss adjustment expenses	100,320	140,304	412,851	362,165
Operating expenses	32,563	29,704	126,266	117,360
Interest expense	1,265	1,531	5,326	5,410
Impairment of goodwill and other intangible assets	-	-	45,996	-
Amortization of intangible assets	617	617	2,468	2,468
Total expenses	134,765	172,156	592,907	487,403

(Loss) income before tax	(12,853)	(43,094)	(114,162)	(1,032)
Income tax expense	(6,811)	(9,128)	(22,507)	(407)
Net (loss) income	$(6,042)	$(33,966)	$(91,655)	$(625)

Net (loss) income per share:
Basic	$(0.33)	$(1.87)	$(5.05)	$(0.03)
Diluted	$(0.33)	$(1.87)	$(5.05)	$(0.03)

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Dec. 31

	Standard Commerical		Standard Commerical
	Segment		Segment		Personal Segment		Corporate		Consoliodated
($ in thousands, unaudited)	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Gross premiums written	$122,188	$169,879	$23,104	$21,719	$16,379	$22,503	$-	$-	$161,671	$214,101
Ceded premiums written	(66,602)	(76,766)	(7,882)	(6,666)	183	(3,136)	-	-	(74,301)	(86,568)
Net premiums written	55,586	93,113	15,222	15,053	16,562	19,367	-	-	87,370	127,533
Change in unearned premiums	22,167	(10,350)	1,801	108	1,371	1,558	-	-	25,339	(8,684)
Net premiums earned	77,753	82,763	17,023	15,161	17,933	20,925	-	-	112,709	118,849

Total revenues	80,579	86,719	17,689	16,152	19,430	22,683	4,214	3,508	121,912	129,062

Losses and loss adjustment expenses	67,470	104,351	15,165	16,339	17,685	19,614	-	-	100,320	140,304

Pre-tax income (loss)	(1,569)	(34,532)	(2,885)	(4,467)	(4,502)	(2,847)	(3,897)	(1,248)	(12,853)	(43,094)

Net loss ratio (1)	86.8%	126.1%	69.3%	107.8%	98.6%	93.7%			89.0%	118.1%
Net expense ratio (1)	19.4%	21.1%	33.0%	28.5%	29.2%	21.2%			27.8%	23.3%
Net combined ratio (1)	106.2%	147.2%	102.3%	136.3%	127.8%	114.9%			116.8%	141.4%

Favorable (Unfavorable) Prior Year Development	(21,847)	(48,906)	(1,007)	(4,234)	(2,175)	21	-	-	(25,029)	(53,119)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Fiscal Year Ended Dec. 31

	Standard Commerical		Standard Commerical
	Segment		Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Gross premiums written	$560,301	$651,913	$98,048	$92,645	$85,019	$99,273	$-	$-	$743,368	$843,831
Ceded premiums written	(265,128)	(301,866)	(29,652)	(29,753)	(9,615)	(15,660)	-	-	(304,395)	(347,279)
Net premiums written	295,173	350,047	68,396	62,892	75,404	83,613	-	-	438,973	496,552
Change in unearned premiums	41,747	(57,459)	(1,842)	1,078	2,920	(3,294)	-	-	42,825	(59,675)
Net premiums earned	336,920	292,588	66,554	63,970	78,324	80,319	-	-	481,798	436,877

Total revenues	350,412	309,619	69,819	68,179	84,730	88,225	(26,216)	20,348	478,745	486,371

Losses and loss adjustment expenses	291,938	248,781	52,478	50,036	68,435	63,348	-	-	412,851	362,165

Pre-tax income (loss)	(6,146)	(1,371)	(3,039)	(841)	(10,338)	427	(94,639)	753	(114,162)	(1,032)

Net loss ratio (1)	86.6%	85.0%	78.9%	78.2%	87.4%	78.9%			85.7%	82.9%
Net expense ratio (1)	19.4%	21.8%	31.1%	30.0%	27.5%	22.7%			25.0%	25.1%
Net combined ratio (1)	106.0%	106.8%	110.0%	108.2%	114.9%	101.6%			110.7%	108.0%

Net Favorable (Unfavorable) Prior Year Development	(45,808)	(60,138)	(3,357)	(726)	(9,123)	(36)	(58,288)	(60,900)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.